UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2014

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2014, the Board of Directors of Midwest Energy Emissions Corp. (the “Company”) granted nonqualified stock options to the following persons to acquire an aggregate of 1,140,000 shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan (the “Equity Plan”). The options granted are exercisable at $1.20 per share, representing the fair market value of the common stock as of the date of grant as determined under the Equity Plan. The options are fully vested and exercisable as of the date of grant and will expire five years thereafter.

Name of Optionee	Total Number of Shares Subject to Options	Exercise Price Per Share	Expiration Date

R. Alan Kelley, President and Chief Executive Officer	500,000	$1.20	January 30, 2019
Johnny F. Norris, Jr., Chairman of the Board	150,000	$1.20	January 30, 2019
Marcus A. Sylvester, Vice President of Sales	250,000	$1.20	January 30, 2019
Richard H. Gross, Vice President and Chief Financial Officer	100,000	$1.20	January 30, 2019
Jay Rifkin, Director	105,000	$1.20	January 30, 2019
Christopher Greenberg, Director	35,000	$1.20	January 30, 2019

A copy of the form of the Option Award Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Form of Option Award Agreement

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: February 5, 2014	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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